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                                   EXHIBIT 21

                       LIST OF SUBSIDIARIES OF REGISTRANT

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                       LIST OF SUBSIDIARIES OF REGISTRANT


NAME                                                 STATE OF INCORPORATION
----                                                 ----------------------

Lincoln State Bank                                   Wisconsin
Franklin State Bank                                  Wisconsin
CBG Services, Inc.                                   Wisconsin
Grafton State Bank                                   Wisconsin
Lincoln Neighborhood                                 Wisconsin
   Redevelopment Corporation
M&M Lincoln Investment Corp.                         Nevada
Lincoln Investment Management Corp.                  Nevada
Merchants Merger Corp.                               Wisconsin
GSB Investments, Inc.                                Nevada
Community Bank of Oconto County                      Wisconsin
CBOC Investments, Inc.                               Nevada
CBG Financial Services, Inc.                         Wisconsin
CBG Mortgage, Inc.                                   Wisconsin
Link Community Financial Services, Inc.              Wisconsin


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